                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NORTHERN TRUST CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             [NORTHERN TRUST LOGO]

                          Notice and Proxy Statement
                        Annual Meeting of Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 18, 1995

  The annual meeting of stockholders of Northern Trust Corporation will be held on Tuesday, April 18, 1995, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago, for the following purposes:

  (1) to elect fifteen Directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified;

  (2) to consider and vote upon approval of the Northern Trust Corporation Amended 1992 Incentive Stock Plan; and

  (3) to transact such other business as may properly come before the meeting.

  Only stockholders of record on the books of the Corporation at 5 p.m., Chicago time, on February 27, 1995, will be entitled to vote at the meeting.

                                          PETER L. ROSSITER
                                          Secretary

March 13, 1995


                  IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY
              IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                             [NORTHERN TRUST LOGO]

                            50 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS  60675
                                 MARCH 13, 1995
                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Northern Trust Corporation (the "Corporation") of proxies for use at the annual meeting of stockholders of the Corporation to be held April 18, 1995, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago. The Corporation is a bank holding company whose principal subsidiary is The Northern Trust Company (the "Bank").

  Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof. All shares represented by effective proxies will be voted at the meeting, or at any adjournment thereof, in accordance with the instructions reflected in the proxies. Absent any voting instructions to the contrary, shares will be voted FOR the election of the fifteen nominees for Director and FOR approval of the Northern Trust Corporation Amended 1992 Incentive Stock Plan.

  This Proxy Statement and the enclosed proxy, along with the Corporation's 1994 Annual Report, including financial statements, are being mailed on or about March 13, 1995, to each stockholder of record as of February 27, 1995.

  As of February 27, 1995, the record date for the annual meeting, the Corporation had outstanding and entitled to vote 54,271,379 shares of common stock, par value $1.66 2/3 per share (the "Common Stock"), exclusive of 100,405 shares held by the Corporation as treasury stock, which will not be voted.

  Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. A majority of the outstanding shares of Common Stock will constitute a quorum at the annual meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum and for purposes of determining whether a proposal has been approved.

                             ELECTION OF DIRECTORS

  Fifteen Directors are to be elected at the annual meeting of stockholders. It is intended that, absent any voting instructions to the contrary, shares represented by the enclosed proxy will be voted for the election of all nominees listed below. All Directors will be elected to serve until the next annual meeting and until their successors shall have been elected and qualified. In the event, however, that any such nominee shall be unable to serve, which is not now contemplated, the proxy holders may or may not vote for a substitute nominee.

  The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Stockholders have cumulative voting rights in the election of Directors. Accordingly, each stockholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected. It is expected that the proxy holders will divide these cumulative votes equally among all Director nominees for whom authority to vote has not been withheld, unless the stockholder chooses to allocate his votes otherwise and so indicates on the proxy. Notwithstanding the foregoing, the proxy holders reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such Director nominees depending upon circumstances at the meeting. Whether or not any shares are voted cumulatively, the fifteen persons receiving the highest number of votes cast will be elected as Directors.

                       INFORMATION ABOUT NOMINEES

  The following information with respect to nominees for election to the Board of Directors of the Corporation at the 1995 annual meeting of stockholders is as of December 31, 1994.

 Nominee, Age
     and
 Year Became
 Director of               Principal Occupation and Other Information
 Corporation                    -------------------------
   or Bank

- --------------
                  RETIRED CHAIRMAN OF THE BOARD, NALCO CHEMICAL
                  COMPANY since July, 1994, Chairman of the Board and
   (PHOTO)        Chief Executive Officer from 1984 to 1994
                  (Manufacturer of specialized service chemicals).

                  Mr. Clark is a director of USG Corporation, NICOR Inc., James River Corp., Bethlehem Steel Corp. and Diamond Shamrock Corp.
WORLEY H. CLARK
Age 62    1986


                  PRESIDENT, CHICAGO STATE UNIVERSITY since 1990;
                  Associate Provost and Associate Vice President for
   (PHOTO)        Academic Affairs, University of Minnesota, from
                  1988 to 1990 (Educational institutions).

                  Dr. Cross is a director of the Student Loan Market-ing Association.
DOLORES E. CROSS
Age 57    1994


                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE
                  CORPORATION AND THE BANK since January, 1994, Chairman, President and Chief Executive Officer
   (PHOTO) from April, 1990 to January, 1994, President and Chief Executive Officer from December, 1989 to April, 1990.

                  Mr. Fox is a director of USG Corporation, North-western Memorial Corporation, Northwestern Memorial Hospital, and the Federal Reserve Bank of Chicago and a Governor of the Chicago Stock Exchange.
DAVID W. FOX
Age 63    1981


                  DEAN AND EDWARD EAGLE BROWN DISTINGUISHED SERVICE PROFESSOR OF FINANCE since July, 1993, Edward Eagle
   (PHOTO) Brown Professor of Finance from 1989 to July, 1993 and member of the Faculty since 1966, GRADUATE SCHOOL OF BUSINESS, UNIVERSITY OF CHICAGO (Educational institution).

                  Mr. Hamada is a director of A. M. Castle & Co. and the Chicago Board of Trade.

ROBERT S. HAMADA
Age 57    1988

 Nominee, Age
      and
  Year Became
  Director of                Principal Occupation and Other Information
  Corporation

    or Bank

- ---------------      VICE CHAIRMAN OF THE CORPORATION AND THE BANK since
                     January, 1994, Senior Executive Vice President from November, 1992 through December, 1993, and Executive Vice
   (PHOTO) President of the Bank from April, 1987 to November, 1992 and of the Corporation from April, 1990 to November, 1992. Mr. Hastings currently serves as head of the Personal Financial Services Business Unit.

BARRY G. HASTINGS
Age 47     1994


                     PARTNER, MAYER, BROWN & PLATT since January, 1967 (Law
   (PHOTO)           firm).

                     Mr. Helman is a director of The Horsham Corporation, LaSalle Street Fund, Brambles USA, Inc. and Alberta Natural Gas Company Ltd. and a Governor of the Chicago Stock Exchange.
ROBERT A. HELMAN
Age 60     1986


                     MANAGING PARTNER, KEL ENTERPRISES L.P. since 1982
   (PHOTO)           (Holding and investment partnership).

                     Mr. Kelly is a director of Bayerische Motoren Werke (BMW) A.G., Deere & Company, Nalco Chemical Company and Snap-on Incorporated.

ARTHUR L. KELLY
Age 57     1988


   (PHOTO) GENERAL DIRECTOR, LYRIC OPERA OF CHICAGO since January, 1981 (Opera company).

ARDIS KRAINIK
Age 65     1985

 Nominee, Age
      and
  Year Became
  Director of                Principal Occupation and Other Information
  Corporation

    or Bank

- ---------------      CHAIRMAN since May, 1988, AND PRESIDENT AND CHIEF
                     EXECUTIVE OFFICER since July, 1987, SANTA FE PACIFIC CORPORATION (Transportation company).

   (PHOTO) Mr. Krebs is a director of Santa Fe Pacific Corporation, Phelps Dodge Corporation, Santa Fe Energy Resources, Inc., Catellus Development Corporation, Santa Fe Pacific Pipelines, Inc., Santa Fe Pacific Gold Corporation and The Atchison, Topeka and Santa Fe Railway Company.
ROBERT D. KREBS
Age 52     1989

                     CHAIRMAN since November, 1993, AND CHIEF EXECUTIVE OFFI-
                     CER since July, 1988, MOLEX INCORPORATED (Manufacturer of
                     electrical/electronic interconnecting products and sys-
   (PHOTO)           tems).

                     Mr. Krehbiel is a director of Molex Incorporated, Tellabs, Inc., A. M. Castle & Co. and Nalco Chemical Company.
FREDERICK A. KREHBIEL
Age 53     1988


                     RETIRED VICE CHAIRMAN, CENTEL CORPORATION since May, 1987
   (PHOTO)           (Telecommunications company).

                     Mr. Mitchell is a director of The Interlake Corporation, Peoples Energy Corporation and The Sherwin-Williams Co.
WILLIAM G. MITCHELL
Age 63     1975


                     PRESIDENT AND CHIEF OPERATING OFFICER OF THE CORPORATION AND THE BANK since January, 1994, Senior Executive Vice
   (PHOTO) President from November, 1992 through December, 1993, and Executive Vice President of the Bank from April, 1987 to November, 1992 and of the Corporation from April, 1989 to November, 1992.

WILLIAM A. OSBORN
Age 47     1994

 Nominee, Age
      and
  Year Became
  Director of
  Corporation                Principal Occupation and Other Information
    or Bank

- ---------------

                     CHAIRMAN OF THE EXECUTIVE COMMITTEE, ILLINOIS TOOL WORKS
                     INC. since January, 1982 (Manufacturer and marketer of
                     engineered components and industrial systems and
   (PHOTO)           consumables).

                     Mr. Smith is a director of Illinois Tool Works Inc. and
                     W. W. Grainger, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company.
HAROLD B. SMITH
Age 61     1974


                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE QUAKER OATS COMPANY since January, 1993. Chairman, President and Chief Executive Officer from November, 1990 to December,
   (PHOTO) 1992, Chairman and Chief Executive Officer from November, 1983 to November, 1990 (Diversified food manufacturer and marketer).

                     Mr. Smithburg is a director of The Quaker Oats Company, Abbott Laboratories, Corning Incorporated and Prime Capital Corp.
WILLIAM D. SMITHBURG
Age 56     1981


                     RETIRED PRESIDENT, COMMONWEALTH EDISON COMPANY since December, 1992. President from September, 1987 to
   (PHOTO) December, 1992 (Company engaged in production, distribution and sale of electric energy).

                     Mr. Thomas is a director of R. R. Donnelley & Sons Com-pany and L. E. Myers Company.
BIDE L. THOMAS
Age 59     1984

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS
                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of the Common Stock for each Director and Director nominee, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement and all Directors and executive officers of the Corporation as a group. None of the persons listed below owns any Preferred Stock of the Corporation.


                               COMMON STOCK(/1/)
                                  OWNED AS OF
                               DECEMBER 31, 1994
                            -----------------------
                             NO. OF        PERCENT
  NAME                       SHARES        OF CLASS
- ---------------------------------------------------
  Worley H. Clark.........      3,150         *
  Dolores E. Cross........        600         *
  David W. Fox............    321,361(/2/)    *
  Robert S. Hamada........      1,950         *
  Barry G. Hastings.......    153,354(/2/)    *
  Robert A. Helman........      1,650         *
  Arthur L. Kelly.........      8,250         *
  Ardis Krainik...........      1,650         *
  Robert D. Krebs.........      1,650         *
  Frederick A. Krehbiel...     10,250         *
  William G. Mitchell.....      3,450         *
  William A. Osborn.......    132,070(/2/)    *
  Perry R. Pero...........    147,744(/2/)    *
  Peter L. Rossiter.......     40,501(/2/)    *
  Harold B. Smith.........  3,630,263(/3/)   6.71%
  William D. Smithburg....      1,650         *
  John S. Sutfin..........    137,782(/2/)    *
  Bide L. Thomas..........      1,950         *
  ALL DIRECTORS AND EXECU-
   TIVE OFFICERS AS A
   GROUP..................  5,173,589(2)     9.57%

- --------------------------------------------------------------------------------
   * Less than one percent of the outstanding Common Stock.
  (1) The information contained in this column is furnished to the Corporation by the individuals named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership.
 The nature of beneficial ownership for shares shown in this column is sole voting and/or sole investment power, except as set forth below. The number of shares includes shares granted under the Restricted Stock Plan for non-employee Directors. See "Information About the Board and Committees-- Compensation of Directors," below.
  (2) Includes shares issuable pursuant to stock options exercisable within 60 days after December 31, 1994, as follows: Mr. Fox, 138,000 shares; Mr. Hastings, 67,788 shares; Mr. Osborn, 68,575 shares; Mr. Pero, 63,376 shares;
 Mr. Rossiter, 40,000 shares; Mr. Sutfin, 35,000 shares; and all Directors and executive officers as a group, 730,325 shares.
  (3) See note 2 on page 7.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table shows Common Stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Common Stock on December 31, 1994.


                                                        COMMON STOCK(/1/)
                                                           OWNED AS OF
                                                        DECEMBER 31, 1994
                                                        -----------------------
                                                         NO. OF        PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER           SHARES        OF CLASS
  ----------------------------------------------------  ---------      --------
  Harold B. Smith.....................................  3,630,263(/2/)   6.71%
    3600 West Lake Avenue, Glenview, Illinois 60025-
     5811
  NationsBank of Georgia, N.A., as Trustee of the
   Northern Trust Employee Stock Ownership Plan.......  4,094,147(/3/)   7.57%
    600 Peachtree St., N.E., Suite 700, Atlanta, Geor-
     gia 30308

- --------------------------------------------------------------------------------
  (1) The information contained in this column is furnished to the Corporation by the persons named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. The nature of beneficial ownership for shares shown in this column is set forth in notes 2 and 3 which follow.
  (2) Harold B. Smith serves as co-fiduciary and shares voting and investment power with various family members and the Bank with respect to 2,233,008 shares or 4.13% of the outstanding Common Stock. As co-trustee with the Bank and two individuals he shares voting and investment power for 1,291,614 shares or 2.39% of the outstanding Common Stock. With respect to 39,670 shares or .07% of the outstanding Common Stock, he serves as co-fiduciary and shares voting and investment power with other family members. Mr. Smith also has sole voting and investment power over 13,626 shares or .02% of the outstanding Common Stock held in a trust, and shared voting and investment power over 52,045 shares or .10% of the outstanding Common Stock as co-trustee of three additional trusts.
  (3) NationsBank of Georgia, N.A., as Trustee of the Northern Trust Employee Stock Ownership Plan holds 4,094,147 shares or 7.57% of the outstanding
 Common Stock. Shares will be voted pursuant to direction of the participants to the extent shares are allocated to their accounts. Unallocated shares and shares for which no direction is received will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility.


  The Bank and its affiliates individually act as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own, hold or control through intermediaries in the aggregate 8,455,450 shares or 15.63% of the outstanding Common Stock over which the Bank and its affiliates have, directly or indirectly, sole or shared voting power and/or sole or shared investment power. No single trust or other fiduciary account holds a beneficial interest in excess of 5%. The Bank and its affiliates have sole voting power with respect to 1,600,627 shares or 2.96% of the outstanding Common Stock, and they share voting power with respect to 5,899,937 shares or 10.91% of the outstanding Common Stock. They have sole investment power with respect to 1,441,230 shares or 2.66% of the outstanding Common Stock, and they share investment power with respect to 4,759,058 shares or 8.80% of the outstanding Common Stock.

  In addition, the Bank, as Trustee of The Northern Trust Company Thrift Incentive Plan, holds in the Northern Trust Common Stock Fund of that Plan 2,532,896 shares or 4.68% of the outstanding Common Stock. The Bank has no voting or investment power with respect to these shares since sole voting and investment power for the shares is held by the 4,145 Northern Trust Common Stock participants who are employees of the Corporation or its subsidiaries.

                   INFORMATION ABOUT THE BOARD AND COMMITTEES

COMMITTEES

  The Corporation's Board of Directors presently has a Compensation and Benefits Committee, an Audit Committee and a Nominating Committee.

  Current members of the Compensation and Benefits Committee are William D. Smithburg, Chairman, Worley H. Clark, Arthur L. Kelly, Frederick A. Krehbiel, Harold B. Smith and Bide L. Thomas. During 1994, the Committee met on six occasions to review and make recommendations to the full Board of Directors with respect to the following matters: compensation policy, including executive compensation policy and compensation levels, benefit plans and programs, incentive plans and payments thereunder and management development and succession planning.

  Current members of the Audit Committee are Robert D. Krebs, Chairman, Worley
H. Clark, Robert S. Hamada, Arthur L. Kelly and William G. Mitchell. During 1994, the Committee met on four occasions to review and make recommendations to the full Board of Directors with respect to the following matters: examinations by regulatory authorities, internal audit procedures, internal controls, compliance with laws and regulations, engagement of independent public accountants and matters having a material effect upon the Corporation's financial operations. (See "Independent Public Accountants," below.)

  Current members of the Nominating Committee are Frederick A. Krehbiel, Chairman, Ardis Krainik, Robert D. Krebs, Harold B. Smith and William D. Smithburg. During 1994, the Committee met on three occasions to review and make recommendations to the full Board of Directors with respect to the evaluation of candidates for nomination to the Board of Directors and the structure and membership of Board committees. The Committee will consider recommendations from the stockholders of the Corporation, submitted in writing to the Secretary of the Corporation, regarding potential nominees for election as Directors.

  The Board of Directors held 12 regular and two special meetings during 1994. All persons who were Directors during 1994 attended at least 75% of these meetings and meetings of Committees on which they serve.

  Also, the Bank's Board of Directors has a Corporate and Institutional Services Committee and a Personal Financial Services Committee, which review the policies, strategies and performance of these business units.

COMPENSATION OF DIRECTORS

  Compensation of non-employee Directors of the Corporation and the Bank consists of an annual retainer fee of $22,000, with the Chairmen of the Corporation's Compensation and Benefits, Audit, and Nominating Committees and the Bank's Corporate and Institutional Services and Personal Financial Services Committees each receiving an additional annual retainer fee of $4,000. All non-employee Directors receive a fee of $1,000 for each Board and Committee meeting attended. Non-employee Directors are also eligible to receive a per diem fee of $1,000 when required to perform specific services on behalf of the Corporation. For such services during 1994, the Corporation paid $5,000.

  Directors may elect to defer payment of the cash portion of their retainer or their attendance fees which, if deferred, accrue earnings at an interest rate determined from time to time by the Compensation and Benefits Committee. After a Director ceases to be a Director of the Corporation and the Bank, the amount accrued to his or her account is payable to the Director in a lump sum or in quarterly installments according to a formula.

  The Corporation maintains a Restricted Stock Plan for non-employee Directors. Under the Plan, on December 20, 1991, each non-employee Director was granted 750 shares of Common Stock (as adjusted for a subsequent stock split) which are distributable at the rate of 150 shares per year commencing with December 20, 1991. The Director may vote and receive dividends on all the shares granted but may not dispose of such shares until after the shares have been distributed. If a Director ceases to serve as director, shares granted but not yet distributed shall be forfeited. Newly elected non-employee Directors participate in the Plan on the same terms, except that the number of shares granted to each will equal 150 times the number of distribution dates remaining.

                    MANAGEMENT TRANSACTIONS AND INDEBTEDNESS

  Directors and executive officers of the Corporation, as well as members of their immediate families and their associates, were customers of and had transactions with the Corporation and its subsidiaries in the ordinary course of business during 1994. These transactions included loans; purchases, sales and placements of investment securities and other financial instruments; fiduciary transactions; deposits; and other purchase, sale and finance transactions. It is anticipated that similar transactions may occur in the ordinary course of business in the future. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions in 1994 involving the purchase or sale of products and services did not result in payments that were material to the gross revenues of either the Corporation or the company with which a director or executive officer was associated. Mr. Helman, a director of the Corporation, is a partner in the law firm of Mayer Brown & Platt, which renders legal services to the Corporation and its subsidiaries.

                            EXECUTIVE COMPENSATION

                  COMPENSATION AND BENEFITS COMMITTEE REPORT

  The Corporation links executives' short-term and longer-term financial rewards to the Corporation's performance and return to stockholders. Accordingly, the Corporation's compensation program makes a significant portion of the executives' rewards variable, dependent on performance. Rewards to executives should increase when performance goals are achieved and surpassed, and correspondingly decrease if goals are not achieved. The Corporation's program relies significantly on equity incentives in order to align the executives' interests closely with those of the stockholders. The components of the Corporation's executive compensation program are designed to reflect these reward principles in each of the following: base salary, annual incentive cash award, performance shares under a long-term incentive plan and stock options. The Corporation also has made specific awards of restricted stock from time to time.

  Each year the Compensation and Benefits Committee (the "Committee") reviews the Corporation's executive compensation programs, comparing them to a peer group of financial service organizations that represent the Corporation's competition for executive talent. The Committee considers recommendations from the Corporation's Human Resources Department which works closely with outside consultants. The organizations selected for comparison purposes generally have one or more of the following characteristics: superior financial performance; lines of business similar to those of the Corporation; significant operations in the Corporation's principal geographic areas; and size, either overall or in particular lines of business, comparable to that of the Corporation. The Keefe, Bruyette & Woods 50 Bank Index, which is used in the Five Year Cumulative Total Return table presented elsewhere in this Proxy Statement, includes all of the organizations in the peer group used for compensation comparison purposes.

  The Committee reviews and approves the compensation of the Corporation's most highly compensated executives, including the executive officers whose compensation is detailed in this Proxy Statement. For other executives the Committee reviews overall compensation policies and payment levels. In reviewing the compensation of executives other than David W. Fox, Chairman and Chief Executive Officer, the Committee takes Mr. Fox's counsel and recommendations into account.

  BASE SALARIES--Base salaries are determined by evaluating the responsibilities of the position and the individual's experience, performance, career progress and development. A review is also made of the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other banking and financial services companies.

  The Committee determines annual salary adjustments by evaluating the performance of each executive officer, and also takes into account any changes in the executive's responsibilities. With respect to the base salary set for Mr. Fox in 1994, the Committee considered the base salaries of chief executive officers of the peer group organizations previously described, the Corporation's performance in 1993 and its assessment of Mr. Fox's individual performance and leadership. In evaluating the Corporation's performance, the Committee considered the Corporation's earnings, return on equity, return on assets, total return to stockholders and financial condition. No weighting was assigned to these factors, as the Committee believes the Corporation's performance in each area has compared favorably with its peers. The Committee also considered Mr. Fox's career service to the Corporation and his contribution to the Corporation by service on its behalf in various community and banking industry organizations. In setting Mr. Fox's 1994 salary, however, the Committee placed primary importance on the fact that the Corporation adopted an overall 3.5% salary budget in 1994 for all executives participating in various cash incentive plans. Mr. Fox's base salary was accordingly set at an annual rate of $650,000 commencing April 1, 1994, an increase of $20,000 or 3.2% over the base salary established on April 1, 1993, consistent with this overall salary budget.

  The 1994 salary levels of William A. Osborn, Barry G. Hastings and John S. Sutfin were established on January 1, 1994 coincident with Mr. Osborn's promotion to President and Chief

Operating Officer, and the promotion of Messrs. Hastings and Sutfin to Vice Chairman. The changes in responsibilities and evaluation of performance reflected in the promotions were the principal factors affecting these salary determinations. With respect to the other executive officers named in the Summary Compensation Table, the salary determinations reflected individual evaluations of the factors described above, in light of the Corporation's salary budget in 1994. In 1994, the base salaries set for the executive officers named in the Summary Compensation Table were targeted to fall between the median and the 75th percentile of salaries for similar positions at those companies used for comparison purposes that are deemed to be most comparable to the Corporation.

  ANNUAL INCENTIVE CASH AWARD--The executive officers named in the Summary Compensation Table are eligible for annual incentive cash awards under the provisions of the Management Performance Plan. The amount available under the Management Performance Plan is tied by a formula directly to the achievement of a corporate net income goal. At the beginning of the Plan year the Committee reviewed and recommended to the Board the corporate net income objective and the individual target awards expressed as a percentage of salary. Following completion of the Plan year the Committee approved individual award payments based on a comparison of actual achievement with the corporate net income objective and an evaluation of individual performance. All approved awards were paid in cash.

  Mr. Fox's 1994 Management Performance Plan award of $370,617 reflected that the Corporation's net income, although a record, fell below the Plan's net income objective for that year.

  Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end, other than compensation meeting the technical definition of the Code for "performance based compensation," will not be deductible by a corporation for federal income tax purposes. The Management Performance Plan provides that any portion of an executive's incentive award which would not be deductible by the Corporation after taking into account all other compensation paid to the executive will be deferred and paid to the executive, with interest, in the calendar year following retirement or other termination of employment. With this provision, substantially all compensation paid to these officers in 1994 was deductible. The Committee will continue to review the deductibility of compensation under Section 162(m) and any regulations adopted under it, with the goal of assuring that compensation paid is deductible by the Corporation to the extent that this can be accomplished in a manner that provides adequate incentives and allows the Corporation to attract and retain qualified executives.

  LONG-TERM INCENTIVE PLAN--Performance shares typically are awarded to the Corporation's executive officers annually under the long-term performance share provisions of the 1992 Incentive Stock Plan (the "Plan"). For each year's award, there is a three-year performance period followed by a three-year vesting period. The three-year performance period is intended to reflect a longer term strategic business focus and the three-year vesting period is designed to encourage the executives to remain with the Corporation. The Committee, at the beginning of the performance period, establishes a return on equity corporate performance goal for the period and performance share target awards for the Plan's participants. Individual performance share target awards are based on multiple-of-salary guidelines and competitive compensation data. The Committee also considers the amount of long-term performance share awards and stock options previously granted to the individual. Following the completion of each three-year performance period, the Committee determines whether the return on equity goal for that performance period has been achieved and authorizes the crediting of the performance shares to the participants' accounts. Typically the shares are distributed to the participant on the third anniversary following the date on which the shares were credited to the participant's account, together with cash in an amount equal to the dividends declared on that number of shares during the three-year period plus interest at an assumed rate on those dividends. If the executive leaves the Corporation prior to this time for reasons other than death, disability or retirement (in which cases the awards are prorated), the performance shares and imputed earnings are forfeited.

  In February, 1994, the Committee applied the factors described above and set for Mr. Fox a performance share target award of 15,000 shares for the 1994-1996 performance period. The award is subject to achieving the three-year return on equity goal and satisfaction of the ensuing three-year service vesting restriction.

  STOCK OPTIONS--Stock option grants to executive officers are determined generally on an annual basis under the provisions of the Plan. Individual stock option awards are based on multiple-of-salary guidelines, incorporating both a current value of the shares under option and a projected option value, and competitive compensation data. The Committee also considers the amount of long-term performance share awards and stock options previously granted to the individual.

  Option grants are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and may be exercised over ten years. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term.

  In September, 1994, the Committee applied the factors described above and granted to Mr. Fox an option to purchase 40,000 shares with an exercise price of $37.6875. Mr. Fox now holds options to purchase a total of 178,000 shares.

  RESTRICTED STOCK AWARDS--On January 1, 1994 the Committee approved restricted stock awards of 25,000 shares each for William A. Osborn, Barry G. Hastings and John S. Sutfin. These awards, which will vest over a period of nine years, were made coincident with Mr. Osborn's promotion to President and Chief Operating Officer, and the promotion of Messrs. Hastings and Sutfin to Vice Chairman. The awards are designed to provide an incentive to these key executive officers to remain with the Corporation. They will be distributed to the recipient, together with cash in an amount equal to the dividends declared on the shares plus interest at an assumed rate on the dividends. Mr. Sutfin subsequently forfeited his restricted stock award upon his retirement from the Corporation on November 30, 1994.

                                   * * * * *

  Through the programs described above, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 1994 the six executive officers named in the Summary Compensation Table received in the aggregate over half of their compensation (consisting of the dollar amounts shown in the Summary Compensation Table and the value realized on stock options exercised) in the form of performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance and return to stockholders.

  This report is submitted on behalf of the members of the Committee:

                         William D. Smithburg, Chairman
                                Worley H. Clark
                                Arthur L. Kelly
                             Frederick A. Krehbiel
                                Harold B. Smith
                                 Bide L. Thomas

                           SUMMARY COMPENSATION TABLE

  The following table sets forth compensation information for the years 1992 through 1994 with respect to the Corporation's chief executive officer and certain other executive officers who received the highest annual compensation during 1994.

                                       ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                 -------------------------------- -----------------------------------------
                                                                               AWARDS
                                                                             (SECURITIES
                                                                  RESTRICTED UNDERLYING       PAYOUTS
          NAME AND                                    TOTAL OF      STOCK      OPTIONS       (LONG-TERM        ALL OTHER
     PRINCIPAL POSITION     YEAR  SALARY  BONUS(1) SALARY & BONUS AWARDS(2)   GRANTED)   INCENTIVE PLAN)(3) COMPENSATION(4)
- ---------------------------------------------------------------------------------------------------------------------------
  David W. Fox              1994 $645,000 $370,617   $1,015,617                40,000                $0         $78,516
   Chairman and             1993 $616,250 $414,982   $1,031,232                37,500          $631,901         $83,262
   Chief Executive Officer  1992 $562,500 $408,038     $970,538                33,000          $353,268         $83,894
  William A. Osborn         1994 $410,000 $225,000     $635,000    $987,500    15,000                $0         $49,909
   President and            1993 $335,000 $190,884     $525,884                12,000          $379,141         $45,262
   Chief Operating Officer  1992 $287,500 $157,191     $444,691                10,500          $240,735         $42,879
  Barry G. Hastings         1994 $385,000 $215,000     $600,000    $987,500    15,000                $0         $46,866
   Vice Chairman            1993 $345,000 $196,582     $541,582                12,000          $379,141         $46,613
                            1992 $298,750 $160,016     $458,766                10,500          $240,735         $44,558
  John S. Sutfin(5)         1994 $339,167 $150,000     $489,167    $987,500         0        $1,153,290         $41,286
   Vice Chairman            1993 $330,000 $188,034     $518,034                11,000          $379,141         $44,586
                            1992 $282,500 $134,117     $416,617                10,500          $240,735         $42,133
  Perry R. Pero             1994 $322,500 $163,000     $485,500                10,000                $0         $39,258
   Senior Executive         1993 $315,000 $194,488     $509,488                10,000          $379,141         $42,560
   Vice President           1992 $272,083 $134,191     $406,274                 9,750          $214,524         $40,580
  Peter L. Rossiter(6)      1994 $268,750 $125,000     $393,750                10,000                $0         $32,715
   Executive Vice           1993 $250,000 $118,600     $368,600                10,000                $0              $0
   President, General       1992  $40,705  $17,845      $58,550                30,000                $0              $0
   Counsel and Secretary

- --------------------------------------------------------------------------------
   (1) Award amounts under the Management Performance Plan and a discretionary award to Mr. Rossiter.
   (2) This column shows the market value of restricted stock awards based at $39.50 per share, the mean of the high and low sale prices of the Common
 Stock as reported by The Nasdaq Stock Market on January 3, 1994, the effective date of the grant. The restrictions on these stock awards lapse beginning four years after the date of grant, and the stock becomes fully vested nine years after the date of grant, subject to earlier prorated vesting upon a participant's death, normal retirement or disability, a change in control of the Corporation or a determination by the Compensation and Benefits Committee. Dividends are paid on restricted stock awards, as adjusted by an interest factor, and distributed to participants in accordance with the vesting schedule described above. The total number of restricted stock awards and their aggregate market value as of December 31, 1994 were:
 Mr. Osborn, 25,000 shares valued at $881,250; and Mr. Hastings, 25,000 shares valued at $881,250. The award of 25,000 shares to Mr. Sutfin was forfeited upon his retirement from the Corporation on November 30, 1994.
   (3) For 1994, the amount for Mr. Sutfin represents the awards for the 1989-1991, 1990-1992, and 1991-1993 performance periods which were accelerated for distribution upon his retirement in 1994. With respect to all executive officers named in the Summary Compensation Table, for 1993, the amount represents the award for the 1988-1990 performance period, which would ordinarily have been payable in 1994. For 1992, the amount represents the awards for both the 1986-1988 performance period (ordinarily payable in 1992) and the 1987-1989 performance period (ordinarily payable in 1993). The Compensation and Benefits Committee approved the distribution of the awards for the 1988-1990 and the 1987-1989 performance periods just prior to the beginning of the year in which the vesting restriction would otherwise have been satisfied. The respective values were determined by multiplying the total shares awarded by the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on the dates of distribution and adding dividend equivalents and an assumed interest factor.
   (4) The "All Other Compensation" category is comprised of contributions made by the Corporation on behalf of the executive officers to the Thrift Incentive Plan ("TIP") and the Northern Trust Employee Stock Ownership Plan ("ESOP"), both of which are defined contribution plans. For each of the following executives, the 1994 TIP and ESOP contributions (in that order) were: Mr. Fox, $32,250 and $46,266; Mr. Osborn, $20,500 and $29,409; Mr.
 Hastings, $19,250 and $27,616; Mr. Sutfin, $16,958 and $24,328; Mr. Pero,
 $16,125 and $23,133 and Mr. Rossiter, $13,438 and $19,277.
   (5) Mr. Sutfin retired on November 30, 1994.
   (6) Mr. Rossiter joined the Corporation on November 2, 1992.

                             EMPLOYMENT AGREEMENTS

  The Corporation and Mr. Fox are parties to an employment agreement that provides for employment commencing June 1, 1986 and expiring May 31, 1996 (the year in which Mr. Fox reaches age 65). In the event of termination of employment either by the Corporation without good cause or by Mr. Fox with good reason, as defined in the agreement, the Corporation is to pay a lump sum amount equal to the balance of the salary remaining to be paid during the term of the agreement. Messrs. Osborn, Hastings, Pero and Rossiter, along with other executives, are parties to employment security agreements that provide lump sum cash payments equivalent to two years' salary upon the termination of each such executive officer's employment either by the Corporation without good cause or by the executive with good reason, as defined in the agreements, within one year after a change in control of the Corporation, as defined in the agreements.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the stock options granted during the last fiscal year to the executive officers named in the Summary Compensation Table. Using a range of 0% to 10% in assumed rates of stock price appreciation (compounded annually) for the option term of ten years, the table also shows the potential realizable pre-tax value of the stock options. These assumed rates are used for illustrative purposes only, and are not intended to represent or predict future increases in the price of the Corporation's Common Stock.


                                                            POTENTIAL REALIZABLE VALUE
                                                             AT ASSUMED ANNUAL RATES
                                                                  OF STOCK PRICE
                                                                   APPRECIATION
                                                              FOR OPTION TERM OF 10
                           INDIVIDUAL GRANTS                        YEARS (2)
              ------------------------------------------------------------------------
                            PERCENT
              NUMBER OF     OF TOTAL                            5% ($61.39
             SECURITIES     OPTIONS                               STOCK    10% ($97.75
             UNDERLYING    GRANTED TO                             PRICE    STOCK PRICE
               OPTIONS     EMPLOYEES    EXERCISE EXPIRATION       AFTER       AFTER
  NAME       GRANTED (1) IN FISCAL YEAR  PRICE      DATE    0%  10 YEARS)   10 YEARS)
- --------------------------------------------------------------------------------------
  David W.
   Fox         40,000         6.3%      $37.6875  09/20/04  $ 0  $948,100  $2,402,500
  William
   A.
   Osborn      15,000         2.4%      $37.6875  09/20/04  $ 0  $355,538    $900,938
  Barry G.
   Hastings    15,000         2.4%      $37.6875  09/20/04  $ 0  $355,538    $900,938
  John S.
   Sutfin           0         0.0%                          $ 0        $0          $0
  Perry R.
   Pero        10,000         1.6%      $37.6875  09/20/04  $ 0  $237,025    $600,625
  Peter L.
   Rossiter    10,000         1.6%      $37.6875  09/20/04  $ 0  $237,025    $600,625

- --------------------------------------------------------------------------------
   (1) All options to the named executive officers were granted on September
 20, 1994 and first become exercisable September 20, 1996.
   (2) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. The pre-tax gain to all stockholders, using as a base the $37.6875 mean of the high and low sale prices of Common Stock as reported by The Nasdaq Stock Market on September 20, 1994, would be $0 for 0% appreciation, approximately $1.3 billion for 5% appreciation and approximately $3.2 billion for 10% appreciation.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

  The following table sets forth the number of shares for which stock options were exercised during 1994, the actual as well as annualized pre-tax value realized, the number of shares for which options were outstanding and the pre-tax value of those options as of year-end.

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END(4)
                                                ANNUALIZED   ---------------------------- ----------------------------
                   SHARES ACQUIRED    VALUE     VALUE SINCE  EXERCISABLE(3) UNEXERCISABLE EXERCISABLE(3) UNEXERCISABLE
      NAME           ON EXERCISE   REALIZED(1) GRANT DATE(2)
- ----------------------------------------------------------------------------------------------------------------------
David W. Fox           45,000      $1,188,747    $176,634       138,000        40,000        $818,122         $ 0
William A. Osborn       2,300      $   76,155    $  8,743        68,575        15,000        $788,628         $ 0
Barry G. Hastings       9,896      $  269,553    $ 32,778        67,788        15,000        $727,069         $ 0
John S. Sutfin         10,869      $  304,220    $ 44,097        35,000             0        $142,375         $ 0
Perry R. Pero          25,724      $  834,062    $108,444        63,376        10,000        $768,923         $ 0
Peter L. Rossiter           0      $        0    $      0        40,000        10,000        $      0         $ 0

- --------------------------------------------------------------------------------
   (1) Calculated on a pre-tax basis using the spread between the option exercise price and mean of the high and low sale prices as reported by The
 Nasdaq Stock Market on the date of exercise.
   (2) Amount of pre-tax value realized annualized over period between date of grant and exercise.
   (3) Amounts represent options granted since 1990 to Mr. Fox and Mr.
 Sutfin, since 1985 to Mr. Osborn, Mr. Hastings and Mr. Pero, and since 1992 to Mr. Rossiter.
   (4) Calculated on a pre-tax basis using the spread between the option exercise price and $35.25, which was the mean of the high and low sale prices of the Common Stock as reported by The Nasdaq Stock Market on December 30, 1994.


             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

  The following table sets forth the Long-Term Incentive Plan target awards made to the named executive officers during 1994.

                              NUMBER OF    PERFORMANCE OR
                            SHARES, UNITS   OTHER PERIOD
                              OR OTHER    UNTIL MATURATION
                 NAME         RIGHTS(1)     OR PAYOUT(2)
                ------------------------------------------
           David W. Fox        15,000         6 years
           William A.
            Osborn             10,000         6 years
           Barry G. Has-
            tings               9,000         6 years
           John S. Sut-
            fin(3)              9,000         6 years
           Perry R. Pero        8,000         6 years
           Peter L. Ros-
            siter               8,000         6 years

                ----------------------------------------------
                   (1) Awarded by the Compensation and
                 Benefits Committee with an established
                 return on equity goal for the 1994-1996
                 performance period.
                   (2) Shares are subject to performance
                 over a three-year performance period fol-lowed by a three-year vesting restriction. All shares awarded will be distributed if the performance goals are met or exceeded and the vesting restrictions are satisfied; no shares will be distributed if the per-formance goals are not met. See "Compensa-tion and Benefits Committee Report--Long-Term Incentive Plan," above, for a descrip-tion of the terms of the Plan.
                   (3) The original award of 9,000 shares to
                 Mr. Sutfin was reduced to 2,750 shares per the proration formula in the award agree-ment upon his retirement on November 30, 1994. Under the Plan, these shares will not be subject to an additional three-year vesting restriction following the three-year performance period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG NORTHERN TRUST CORPORATION COMMON STOCK, S&P 500 INDEX AND
                     KEEFE, BRUYETTE & WOODS 50 BANK INDEX

                     (TOTAL RETURN ASSUMES $100 INVESTED ON
                JANUARY 1, 1990 WITH REINVESTMENT OF DIVIDENDS)

                             [GRAPH APPEARS HERE]


                             NORTHERN
Measurement Period           TRUST          S&P
(Fiscal Year Covered)        CORPORATION    500 INDEX    KBW INDEX
- -------------------          ------------   ---------    ---------
Measurement Pt-
12/31/89                     $100           $100         $100
FYE 12/31/90                 $ 98           $ 97         $ 72
FYE 12/31/91                 $170           $126         $114
FYE 12/31/92                 $218           $136         $145
FYE 12/31/93                 $209           $150         $153
FYE 12/31/94                 $189           $152         $145

  For the five-year period ended December 31, 1994, the Corporation's total return to stockholders was 89% compared with 52% for the S&P 500 Index and 45% for the KBW 50 Bank Index. During the same period the Corporation's Common Stock market capitalization increased $820,500,000 or 76% from $1,072,600,000 to $1,893,100,000, reflecting both an increase in the stock price and a greater number of shares outstanding. The Corporation's net income increased in 1994 for the seventh consecutive year, from $113.2 million in 1989 to $182.2 million in 1994, or an increase of 61% from 1989 to 1994.

                               PENSION PLAN TABLE

  The table below sets forth the estimated annual benefits payable upon retirement under the Bank's Pension Plan (including amounts payable under the Bank's Supplemental Pension Plan) to persons in the remuneration and service classifications specified.

        REMUNERATION                  YEARS OF SERVICE AT RETIREMENT
    AVERAGE COMPENSATION   -----------------------------------------------------
     IN 5 HIGHEST YEARS       15       20       25       30       35       40
- --------------------------------------------------------------------------------
  $  250,000.............. $ 90,000 $120,000 $132,500 $145,000 $157,500 $170,000
     350,000..............  126,000  168,000  185,500  203,000  220,500  238,000
     450,000..............  162,000  216,000  238,500  261,000  283,500  306,000
     550,000..............  198,000  264,000  291,500  319,000  346,500  374,000
     650,000..............  234,000  312,000  344,500  377,000  409,500  442,000
     750,000..............  270,000  360,000  397,500  435,000  472,500  510,000
     850,000..............  306,000  408,000  450,500  493,000  535,500  578,000
     950,000..............  342,000  456,000  503,500  551,000  598,500  646,000
   1,050,000..............  378,000  504,000  556,500  609,000  661,500  714,000
   1,150,000..............  414,000  552,000  609,500  667,000  724,500  782,000
   1,250,000..............  450,000  600,000  662,500  725,000  787,500  850,000


  Compensation covered by the Plan includes salaries, before tax deposits made by a participant to the Thrift Incentive Plan, shift differential pay, overtime pay and awards under the Performance Incentive Plan as applicable. The average covered compensation for the highest five consecutive years is used in the pension calculation.

  Credited years of service for individuals listed in the Summary Compensation Table are as follows: David W. Fox-39 years, William A. Osborn-24 years, Barry
G. Hastings-20 years, John S. Sutfin-33 years, Perry R. Pero-30 years, and Peter L. Rossiter-2 years.

  The above pension payments, which are shown as if paid in the form of a straight life annuity, will be reduced by .39% of the average Social Security taxable wage base for the individual, which varies by year of birth, for each year of service up to 35 years. For participants hired after 1988 the percentage is .50%.

  The Corporation has an agreement with Mr. Fox which provides that the Corporation will pay a death benefit to Mr. Fox's beneficiaries in the event that Mr. Fox dies prior to his retirement from the Corporation. The amount of the benefit is intended to make up for the diminution in lump-sum benefits payable under the Bank's Pension Plan and Supplemental Pension Plan that Mr. Fox's beneficiaries would suffer in this event. The agreement does not increase Mr. Fox's retirement benefits and terminates upon his retirement.

    COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation and Benefits Committee is an officer, employee or former employee of the Corporation or any of its subsidiaries. Members of the Committee, as well as members of their immediate families and their associates, may have loans and other transactions with the Corporation and its subsidiaries. All credit transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectibility or present other unfavorable terms.

                         APPROVAL OF THE NORTHERN TRUST
                 CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN

GENERAL

  The Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "1992 Plan") is a stock-based compensation plan providing for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards to key officers of the Corporation and its subsidiaries. The 1992 Plan was approved by the stockholders of the Corporation at the 1992 annual meeting of stockholders and amended in certain respects by the Board earlier this year. At its meeting on February 21, 1995, the Board of Directors of the Corporation adopted certain additional amendments to the 1992 Plan (the "Amendments") and directed that the 1992 Plan, as amended by the Amendments, be submitted to stockholders for their approval. The Amendments, as described below, provide for the following principal changes to the 1992 Plan: (a) the option exercise period for nonqualified stock options granted on or after April 18, 1995 would be extended from three years to five years in the case of termination of employment on account of retirement, disability or death (but in no event beyond the expiration of ten years from the date of grant), and (b) a maximum number of shares available for awards of stock options and stock appreciation rights to any participant under the 1992 Plan would be established to ensure that such awards qualify as "performance-based compensation" that is fully deductible by the Corporation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the 1992 Plan, as proposed to be amended by the Amendments, is not approved by stockholders, the Corporation intends to continue the 1992 Plan in its current form. A copy of the 1992 Plan, as proposed to be amended by the Amendments, is set forth as Exhibit A to this Proxy Statement. The following descriptions are qualified in their entirety by reference to the full text of the 1992 Plan set forth as Exhibit A.

DESCRIPTION OF THE 1992 PLAN

  The 1992 Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"). The Committee determines the key officers of the Corporation and its subsidiaries who participate in the 1992 Plan based upon their contributions and value to the Corporation. The Committee also determines the number and types of benefits to be granted under the 1992 Plan and the terms and conditions of such benefits. The determination of awards under the 1992 Plan is made on a year-to-year basis by the Committee. No separate determination of eligibility is made by the Committee from among the Corporation's approximately 2,480 officers. In 1994, 184 persons received awards under the 1992 Plan.

  The total number of shares of Common Stock of the Corporation available for awards under the 1992 Plan is 3,750,000 (reflecting a three-for-two stock split in November, 1992), of which 1,598,510 shares remain available for awards as of the date of this Proxy Statement. Available shares may consist in whole or in part of authorized and unissued shares or shares issued but held in the treasury of the Corporation. Shares involved in the unexercised portion of any lapsed or cancelled awards, or forfeited awards, shall become available for future use under the 1992 Plan.

  Information relating to awards made in 1994 under the 1992 Plan to the executive officers named in the Summary Compensation Table is presented in the various tables under the caption "Executive Compensation." In addition, in 1994, 132,500 options at an exercise price of $37.6875 were granted to all executive officers as a group, and 633,000 options at exercise prices of $37.25 to $42.00 were granted to all employees of the Corporation as a group. Awards to be made in 1995 under the 1992 Plan are not yet determinable.

  The Board of Directors may at any time terminate, suspend or amend the 1992 Plan without approval of the stockholders of the Corporation, except for amendments which would require stockholder approval under Rule 16b-3 of the Securities Exchange Act of 1934.

  Stock Options. The 1992 Plan provides for the grant of nonqualified stock options and incentive stock options. The prices at which, and the periods during which, options may be exercised are fixed by the Committee, but in no case may the price be less than 100% of the fair market value of the shares on the date of the grant. On March 1, 1995, the mean of the high and low sales prices of the Common Stock, as reported by The Nasdaq Stock Market, was $34 1/8 per share. Options are exercisable not earlier than six months after the date of grant and are nontransferable except by will, the laws of descent and distribution and, in the case of nonqualified stock options, by an optionee's assignment during his or her life to (i) the optionee's spouse or lineal descendants, (ii) a trustee of a trust for the primary benefit of the optionee's spouse or lineal descendants, or (iii) a partnership of which the optionee's spouse and lineal descendants are the only partners. In addition, options may become exercisable upon a "change in control" of the Corporation, as defined in the 1992 Plan. Upon exercise of an option, payment of the purchase price must be made in full, in cash or shares of Common Stock or a combination thereof, as provided in the option agreement.

  Stock Appreciation Rights. Stock appreciation rights may be granted with respect to options granted under the 1992 Plan. Each right will permit the holder to receive, in lieu of exercising the related option, up to 100% of the difference between the market price of the option shares on the date of exercise of the right and the aggregate option price thereof. Stock appreciation rights will be exercisable only if and to the extent that the related options are exercisable. Upon exercise, stock appreciation rights will be paid in cash or shares of Common Stock (based upon their fair market value on the date of exercise) or a combination thereof, as set forth in the right.

  Stock Awards (including Performance Shares). Stock awards will consist of shares of Common Stock transferred to employees for consideration less than the fair market value thereof or as a bonus for services rendered and without further consideration. Such awards will be subject to terms and conditions determined by the Committee, which may include restrictions on transferability, rights of the Corporation to reacquire the shares upon termination of the participant's employment, requirements of meeting specified performance goals or other stated circumstances which might reflect certain corporate earnings achievements. An employee may be entitled to have a portion of the awarded Common Stock credited to an account maintained for the employee if established performance goals are achieved for one or more of the "performance periods" designated for the employee. After stock has been credited to an account and until it is distributed, the account will also be credited with amounts equal to dividends payable with respect to the number of shares credited to the account. Each employee's account will be distributed, provided the employee is employed by the Corporation or subsidiary upon the first to occur of death, retirement, disability, or change in control of the Corporation, or on the third anniversary date on which an award was credited to the account, or at the Committee's discretion.

  Stock Equivalents. Stock equivalents may be granted entitling the holders thereof to receive a payment in an amount equal to the fair market value or book value of a designated number of shares of Common Stock on a specified date or dates (which may be the date of the award) or the increase in the fair market value or book value of a designated number of shares of Common Stock during a specified period of time. Such payment will be made in cash or shares of Common Stock, as provided in the award, at the date or dates, not later than ten years after the date of the award, set forth in the award. Stock equivalents may also provide for the payment to the recipients of "dividend equivalents" on the shares designated in an award and will be subject to such other terms and conditions as the Committee determines, which may include the requirement of achievement of specified performance goals.

AMENDMENT TO STOCK OPTION EXERCISE PERIOD

  The 1992 Plan currently provides that stock options will terminate not later than three years after termination of employment for any reason. The Board has determined that it is advisable and in the best interests of the Corporation and its stockholders to amend this provision for nonqualified stock options granted on or after April 18, 1995 to extend the option exercise period following termination of employment on account of retirement, disability or death from three years to five years, but in no event beyond the expiration of ten years from the date of grant. The Board believes this Amendment furthers the purpose of the 1992 Plan by providing increased opportunities for key officers of the Corporation and its subsidiaries to acquire shares of Common Stock based on an increase in the value of such shares. It is also consistent, in the Board's view, with the use of stock options as a longer-term reward designed to provide value to key employees as stockholder value is created. Under the Amendment, key employees would have additional time to share in any stock price appreciation which has occurred since the date of the grant of the option.

AMENDMENT LIMITING NUMBER OF SHARES

  In August 1993, the Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, limiting the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to each of its chief executive officer and the four other most highly compensated officers at the end of the corporation's fiscal year. Section 162(m) and proposed regulations issued thereunder by the Internal Revenue Service provide, however, that the deduction limit does not apply to "qualified performance-based compensation" meeting the following requirements: (a) the compensation must be payable solely on account of the attainment of one or more pre-established performance goals, (b) the performance goals must be established by a compensation committee comprised solely of two or more outside directors, (c) the material terms of the performance goals must be disclosed to and approved by stockholders before any compensation is paid, and (d) the compensation committee must certify in writing that the performance goals have been satisfied before any compensation is paid.

  The Board of Directors has determined that it is desirable, to the extent possible, to assure full deductibility of stock options and stock appreciation rights granted under the 1992 Plan. The proposed regulations issued by the Internal Revenue Service provide that compensation attributable to a stock option or stock appreciation right is deemed to be payable on account of pre-established performance goals if, among other things, the underlying plan includes a per-employee limitation on the number of shares for which stock options or stock appreciation rights may be granted during a specified period. The proposed Amendment to the 1992 Plan would state that a participant in the 1992 Plan shall be entitled to receive a maximum of 300,000 shares of Common Stock subject to stock options and stock appreciation rights during the term of the 1992 Plan (including awards already made under the 1992 Plan).

FEDERAL INCOME TAX CONSEQUENCES

  Nonqualified Stock Options. Tax aspects of nonqualified stock options granted under the 1992 Plan generally are as follows: (a) no income will be realized by the optionee at the time the option is granted, (b) at exercise, ordinary income will be realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation will receive a tax deduction for the same amount, and (c) upon sale of such shares, any gain or loss realized is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

  Incentive Stock Options. Stock options granted under the 1992 Plan may qualify as incentive stock options if the exercise price is not less than 100% of the fair market value of the shares on the date of the grant and such options may not be exercised later than three months after termination of employment for any reason other than death or disability and not later than one year after termination for disability. Incentive stock options also may not be exercisable later than 10 years after the date of grant. If shares are issued to an optionee pursuant to an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within one year after the transfer of such shares to such optionee or within two years after the date of grant, (a) no income will be realized by the optionee at the time of the grant of option, (b) no income, for federal income tax purposes, will be realized by the optionee at the date of exercise, (c) upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee, for federal income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss, and
(d) no deduction will be allowed to the Corporation for federal income tax purposes. Upon exercise of an incentive stock option the optionee may be subject to alternative minimum tax on certain items of tax preference.

  Stock Appreciation Rights. At the date of granting of stock appreciation rights, the recipient will not be deemed to receive income, and the Corporation will not be entitled to a deduction. Upon exercise, the holder of a stock appreciation right will realize ordinary income equal to the amount of cash or the market value of the shares received on exercise. The Corporation will be entitled to a deduction with respect to the ordinary income realized by the exercising holder.

  Stock Awards (including Performance Shares). Ordinary income will be realized by a recipient of a stock award upon becoming entitled to transfer the shares at the end of the restriction period, if any, without forfeiture. The amount of income realized will be equal to the fair market value of the shares on the first day after the end of the restriction period. Such amount will also constitute the tax basis for the shares. In addition, the holding period commences on the day following the day the restriction expires for purposes of determining whether the recipient has long-term or short-term capital gain or loss on a subsequent sale of shares. The Corporation will be entitled to a deduction with respect to the ordinary income realized by the recipient.

  A recipient of a stock award who makes an election under Section 83(b) of the Code within 30 days after the date of the grant will have ordinary income equal to the fair market value on the date of grant, and will recognize no additional income until the shares are subsequently sold. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund, or loss for tax purposes, and the Corporation will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture. Upon sale of the shares after the forfeiture period has expired, the tax basis will be equal to the fair market value on the date of the grant and the holding period for capital gains purposes commences on the day following the day the restriction expires.

  Stock Equivalents. Stock equivalents will not result in taxable income to a recipient or provide a deduction to the Corporation until a payment is made to a participant. Upon such a payment, the recipient will realize ordinary income measured by the amount so paid and a corresponding amount will ordinarily be deductible by the Corporation.

VOTE REQUIRED FOR APPROVAL

  Approval of the 1992 Plan, as proposed to be amended by the Amendments, requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the annual stockholders' meeting. Abstentions will have the same effect as if voted against the 1992 Plan, as proposed to be amended by the Amendments.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
       THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP were the Corporation's independent public accountants during 1994. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. For the year 1995, the Board of Directors has authorized the engagement of Arthur Andersen LLP as its auditors.

  Representatives of Arthur Andersen LLP will be present at the annual meeting of stockholders on April 18, 1995, and will be given an opportunity to make any comments they wish and will be available to respond to any questions raised at the meeting.

                            STOCKHOLDERS' PROPOSALS

  Any stockholder proposal intended to be presented at the annual meeting in 1996 must be received by the Corporation on or before November 14, 1995, for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.

                                    GENERAL

  The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation, without receiving additional compensation therefor, may solicit proxies by telephone or telegraph or in person. Kissel-Blake Inc. has been retained to aid in the solicitation of proxies for a fee of $10,500, plus out-of-pocket expenses.

  As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the meeting other than the election of Directors and approval of the 1992 Plan. If, however, further business is presented by others, the proxy holders will act in accordance with their best judgment.

  By order of the Board of Directors.

                                          PETER L. ROSSITER
                                          Secretary

March 13, 1995

                                   EXHIBIT A

                           NORTHERN TRUST CORPORATION
                       AMENDED 1992 INCENTIVE STOCK PLAN

  [ALL CHANGES TO BE EFFECTED BY THE PROPOSED AMENDMENTS ARE SHOWN IN BOLDFACE
                                     TYPE.]

1. PURPOSE. The Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "Plan") is intended to provide a sense of recognition and managerial participation among key officers of Northern Trust Corporation (the "Corporation") and its subsidiaries, by providing them with opportunities to acquire shares of Common Stock of the Corporation ("Common Stock") and cash payments ("Awards") based on the value or increase in the value of such shares in accordance with the terms of the Awards described herein.

2. ADMINISTRATION. The Plan will be administered by the Compensation and Benefits Committee (the "Committee") of the Board of Directors of the Corporation. The Committee shall consist of at least two (2) of such Directors as the Board may designate from time to time. Notwithstanding anything to the contrary contained herein, membership of the Committee shall be limited to Board members who meet the "disinterested person" definition in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934 and the "outside director" definition under Section 162(m) of the Internal Revenue Code and the regulations thereunder.

3. PARTICIPANTS. Participants will consist of key officers of the Corporation or its subsidiaries as the Committee in its sole discretion determines to be mainly responsible for the success and future growth and profitability of the Corporation and whom the Committee may designate from time to time to receive Awards under the Plan. Awards may be granted to participants who are or were previously participants under this or other plans of the Corporation or any subsidiary and, with the agreement of the participant, may be granted in substitution, exchange or cancellation of any rights or benefits then or theretofore held under this or other plans of the Corporation or any subsidiary. The Corporation may continue to award bonuses and other compensation to participants under other programs now in existence or hereafter established.

4. TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Shares, (d) Stock Awards, and (e) Stock Equivalents, all as described below.

5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 3,750,000 (reflecting an adjustment for the November, 1992 three-for-two stock split) shares of Common Stock, $1.66 2/3 par value, which may be authorized but unissued or treasury shares. Such total number of shares shall be adjusted in accordance with the provisions of Section 11 hereof, and a share subject to a Stock Option and its related Stock Appreciation Right shall only be counted once. THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AS TO WHICH A PARTICIPANT MAY RECEIVE STOCK OPTIONS AND STOCK APPRECIATION RIGHTS UNDER THE PLAN IS 300,000, SUBJECT TO THE PROVISIONS OF SECTION 11 HEREOF. Any shares subject to Stock Options or Stock Appreciation Rights, issued as Performance Shares or Stock Awards or allotted as Stock Equivalents may thereafter be subject to new Stock Options or Stock Appreciation Rights, issued as Performance Shares or Stock Awards or allotted as Stock Equivalents under this Plan if there is a lapse, cancellation, forfeiture, surrender, expiration or termination of any such Stock Options, Stock Appreciation Rights, Performance Shares, Stock Awards or Stock Equivalents, or if shares are issued under such Stock Options or Stock Appreciation Rights or as such Performance Shares, Stock Awards or Stock Equivalents, and thereafter are reacquired by the Corporation pursuant to rights reserved by the Corporation upon issuance thereof.

6. STOCK OPTIONS. The Committee may, in its discretion, grant Stock Options under the Plan to any participant hereunder. Each Stock Option granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the

   Plan, the terms and conditions of the applicable Stock Option Agreement, and the following specific rules:

  (a) Stock Options granted to a participant under the Plan shall be governed by a Stock Option Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) Except as provided in subsection (d) below, Stock Options will consist of options to purchase Common Stock at purchase prices not less than 100% of the fair market value thereof on the date the Stock Options are granted.

  (c) Stock Options will be exercisable not earlier than six months after the date they are granted and will terminate not later than three years after termination of employment for any reason other than death. NOTWITHSTANDING THE PRECEDING SENTENCE, STOCK OPTIONS GRANTED ON OR AFTER APRIL 18, 1995, WHICH ARE NOT INCENTIVE STOCK OPTIONS, WILL TERMINATE NOT LATER THAN FIVE YEARS FROM THE DATE OF THE PARTICIPANT'S TERMINATION OF EMPLOYMENT ON ACCOUNT OF RETIREMENT, DISABILITY OR DEATH (BUT IN NO EVENT BEYOND THE EXPIRATION OF TEN YEARS FROM THE DATE OF GRANT).

  (d) Stock Options may, but need not, be "Incentive Stock Options" under
      Section 422 of the Internal Revenue Code of 1986 ("Code"); provided, however, that (i) the exercise price of each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant; (ii) Incentive Stock Options will be exercisable not later than ten years after the date of grant; and (iii) in the case of an Incentive Stock Option granted to a participant who, at the time of grant, owns (as defined in Section 425(d) of the Code) stock of the Corporation or its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the fair market value of the Common Stock subject to the Incentive Stock Option at the time it is granted and the Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the date of its grant. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the shares of capital stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all Incentive Stock Option plans of the Corporation and subsidiary corporations) shall not exceed $100,000.

  (e) Leaves of absence for military service or illness, and transfers of employment between the Corporation and any subsidiary thereof or between subsidiaries, shall not constitute termination of employment.

  (f) Stock Options may provide that they may be exercised by payment of the purchase price (i) in cash, (ii) by the Corporation's withholding a portion of the shares of Common Stock otherwise distributable to the participant, and/or (iii) by the participant's delivering to the corporation shares of Common Stock of the Corporation. In the event that the exercise price of a Stock Option is paid in whole or in part by the withholding or delivery of shares of Common Stock pursuant to clause (ii) or (iii) above, the number of shares so withheld or delivered shall be the number of shares having an aggregate fair market value on the date of such withholding or delivery equal to such Stock Option exercise price, or portion thereof, so paid.

  (g) Notwithstanding any other provision of the Plan to the contrary, a Stock Option Agreement may provide that a Stock Option will become exercisable as of the date of a Change in Control of the Corporation. For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to occur on the earliest of:

    (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), indicating that any entity, person, or group has acquired beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 30% of the outstanding capital stock of the Corporation entitled to vote for the election of directors ("voting stock");

    (ii) The commencement by an entity, person, or group (other than the Corporation or a subsidiary of the Corporation) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation;

    (iii) The effective time of (1) a merger or consolidation of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such merger or consolidation hold less than 80% of the voting stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

    (iv) The election to the Board of Directors of the Corporation, without the recommendation or approval of the incumbent Board of Directors of the Corporation, of the lesser of (1) three directors or (2) directors constituting a majority of the number of directors of the Corporation then in office.

  (h) The Committee may prescribe such other terms and conditions applicable to Stock Options granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Option Agreement.

7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation Right under the Plan to the holder of any Stock Option granted hereunder. Each Stock Appreciation Right granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Appreciation Right Agreement, and the following specific rules:

  (a) Stock Appreciation Rights granted to a participant under the Plan shall be governed by a Stock Appreciation Right Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) A Stock Appreciation Right may be granted in connection with a Stock Option at the time of the grant of the Stock Option or at any time thereafter up to six months prior to the expiration of the Stock Option.

  (c) Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Stock Option to which it relates, an amount (payable in cash or in shares of Common Stock of the Corporation, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Agreement) of up to 100% (or such lesser percentage as determined by the Committee and set forth in the related Stock Appreciation Right Agreement) of the excess of (i) the fair market value per share of Common Stock on the date of exercise of such Stock Appreciation Right, multiplied by the number of shares of the Common Stock with respect to which the Stock Appreciation Right is being exercised, over (ii) the aggregate exercise price under the terms of the related Stock Option for such number of shares.

  (d) Each Stock Appreciation Right will be exercisable at the time and to the extent that the Stock Option to which it relates is exercisable, provided that no Stock Appreciation Right shall be exercisable during the first six months following the date of its grant.

  (e) Upon exercise of a Stock Appreciation Right, the Stock Option (or portion thereof) with respect to which such Stock Appreciation Right is exercised and any other Stock Appreciation Rights with respect to such Stock Option (or portion thereof) shall be surrendered to the Corporation and shall not thereafter be exercisable.

  (f) Exercise of a Stock Appreciation Right will reduce the number of shares of Common Stock purchasable pursuant to the related Stock Option and available under the Plan to the extent of the total number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

  (g) The Committee may, in its discretion, grant Limited Stock Appreciation Rights, which shall be exercisable only for cash automatically upon a Change in Control of the Corporation (as defined in Section 6(g)). Except as provided in this subsection (g) hereof, a Limited Stock Appreciation Right shall be subject to the same terms and conditions as other Stock Appreciation Rights.

  (h) The Committee may prescribe such other terms and conditions applicable to Stock Appreciation Rights and Limited Stock Appreciation Rights that are neither inconsistent with nor prohibited by the Plan or any Stock Appreciation Right Agreement.

8. PERFORMANCE SHARES. The Committee may, in its discretion, grant Performance Shares under the Plan to any participant hereunder. Each Performance Share granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the related Performance Share Agreement, and the following specific rules:

  (a) Performance Shares granted to a participant under the Plan shall be governed by a Performance Share Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) With respect to each performance period (each of which shall be no less than one year in duration), the Committee shall establish such performance goals relating to the profitability of the Corporation over such performance periods measured by such factors or combination of factors, as the Committee in its sole discretion shall determine. Performance goals may vary among participants. If, in the sole opinion of the Committee, achievement of established performance goals has ceased to be a reasonable measure of the intended performance, the Committee may, in its sole discretion, increase or decrease such performance goals and establish new performance goals that are a reasonable measure of the intended performance.

  (c) With respect to each performance period, the Committee shall establish targets for participants for achievement of performance goals. All targets so established shall be stated as numbers of Performance Shares, each of which shall represent the right, subject to the terms and conditions of the Plan and the Performance Share Agreement governing its grant, to the distribution of a share of Common Stock of the Corporation plus dividends, as adjusted, accruing from the effective date of the credit (as described in subsection (d) below) of such Performance Share.

  (d) Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall authorize credit as of the end of such performance period of Performance Shares, in accordance with the terms of the applicable Performance Share Agreements, to the Accounts of participants for whom targets were established, which Accounts shall be maintained by the Corporation for each participant who is credited with Performance Shares under the Plan and remains eligible for any distribution therefrom.

  (e) Each Performance Share credited to a participant's Account, along with dividends accruing from the effective date of credit of such Performance Share, shall be distributed to him, or in the event of his death to his beneficiary, upon the first to occur during his employment of (i) his retirement, disability or death, (ii) the third anniversary of the date on which such Performance Share was credited to the participant's Account, or (iii) for any other reason deemed appropriate by the Committee in its sole discretion. Notwithstanding, clause (ii) of the preceding sentence, a participant may elect, in writing, to have a Performance Share and related dividends distributed to him on a date later than on the third anniversary of the date on which such Performance Share was credited to his Account; provided, however, that in such event, distribution of the Performance Share and related dividends shall be distributed on the first to occur during the participant's employment of the events specified in clause (i) or (iii) above or, if earlier, upon the first to occur of the date specified by the participant or the date his employment with the Corporation terminates for any reason following the third anniversary of the date on which such Performance Share was credited to his Account.

  (f) Notwithstanding any other provision of the Plan to the contrary, a Performance Share Agreement may provide that Performance Shares credited to participants' Accounts, as well as Performance Shares targeted with respect to any performance period, will become immediately distributable to participants, in whole or in part, upon a Change in Control (as defined in Section 6(g)).

  (g) The Committee may prescribe such other terms and conditions applicable to Performance Shares granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Performance Share Agreement.

9. STOCK AWARDS. The Committee may, in its discretion, grant, or sell for such amount of cash, Common Stock or such other consideration as the Committee deems appropriate (which amount may be less than the fair market value of the Common Stock on the date of grant or sale), shares of Common Stock under the Plan to any participant hereunder. Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

  (a) Shares of Common Stock issued to a participant under the Plan shall be governed by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) The Corporation shall issue, in the name of the participant, stock certificates representing the total number of shares of Common Stock granted or sold to the participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Corporation as provided in subsection (g) hereof.

  (c) Subject to the provisions of subsections (b) and (d) hereof, and the restrictions set forth in the related Stock Award Agreement, the participants receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

  (d) The Committee may prescribe, in its discretion, that any share of Common Stock granted to a participant pursuant to the Plan shall be forfeited, and any share of Common Stock sold to a participant pursuant to the Plan shall, at the Corporation's option, be resold to the Corporation for an amount equal to the value of the cash and/or property paid therefor, and, in either case, such shares shall revert to the Corporation, if (i) the participant violates a non-competition or confidentiality agreement or other condition set forth in the Stock Award Agreement, or (ii) the participant's employment with the Corporation or its subsidiaries terminates prior to a date or dates for expiration of the forfeiture or resale provisions set forth in his Stock Award Agreement, which date shall not be earlier than the first anniversary of such grant or sale. The Corporation shall exercise its right to require a forfeiture, and may exercise its right to require a resale, of Common Stock pursuant to this subsection by giving written notice to the participant at any time within the thirty-day period following (i) the date that the Corporation acquires knowledge of his violation of a non-competition or confidentiality agreement or other condition, or (ii) the participant's termination of employment with the Corporation or its subsidiaries prior to such date set forth in the related Stock Award Agreement. Upon receipt of such notice, the Secretary of the Corporation shall promptly cancel shares of Common Stock that are forfeited or resold to the Corporation, and the Corporation shall make payment therefor, if applicable, as soon as reasonably practicable following the date of such resale.

  (e) The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in any Stock Award Agreement shall lapse with respect to any or all shares of Common Stock granted or sold under the Plan that have been outstanding for at least one year.

  (f) Notwithstanding any provision of the Plan to the contrary, a Stock Award Agreement may provide that (i) upon the participant's termination of employment because of his retirement, death or disability (as determined by the Committee), or (ii) upon a Change in Control of the Corporation (as described in section 6(g)), any restrictions of this
      Section 9 or in any Stock Award Agreement shall lapse.

  (g) The Secretary of the Corporation shall hold the certificate or certificates representing shares of Common Stock issued under this
      Section 9 of the Plan on behalf of each participant who holds such shares, whether by grant or sale, until such time as the Common Stock is forfeited, resold to the Corporation, or the restrictions lapse.

  (h) The Committee may prescribe such other restrictions, terms and conditions applicable to the shares of Common Stock issued to a participant under this Section 9 of the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 9 or in any Stock Award Agreement, in installments.

10. STOCK EQUIVALENTS. The Committee may, in its discretion, award Stock Equivalents under the Plan to participants hereunder. Each Stock Equivalent granted hereunder shall be subject to such terms and conditions as the Committee may determine at the time of grant, the general provisions of the Plan, the terms and conditions of the applicable Stock Equivalent Agreement and the following specific rules:

  (a) Grants of Stock Equivalents to a participant under the Plan shall be governed by a Stock Equivalent Agreement, which shall specify such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

  (b) Any participant who is awarded a Stock Equivalent shall be entitled to receive a payment, in cash or in shares of Common Stock of the Corporation, as provided in the Stock Equivalent Agreement, equal to
      (i) the fair market value or book value, at a specified date or dates, of a designated number of shares of Common Stock; (ii) the appreciation in the fair market value or the book value, occurring during a specified period of time, of a designated number of shares of Common Stock; or (iii) the fair market value or book value, at the date of the Award, payable at a specified date or dates, of a designated number of shares of Common Stock.

  (c) The date or dates for determining fair market value or book value, or for payment, or the period of time over which the appreciation in fair market value or book value shall be measured, as the case may be, shall be established by the Committee and shall be specified in the applicable Stock Equivalent Agreement, provided that such date, dates or period of time shall not include any dates or period occurring later than ten years after the date of the Award.

  (d) Stock Equivalents may be subject to such terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee determines appropriate, which may include, without limitation, requirements for the achievement of performance goals.

  (e) Any Stock Equivalent may provide that the participant shall receive, on the date of payment of any dividend on Common Stock occurring during the period preceding payment of the Award, an amount in cash equal in value to the dividends that the participant would have received had he been the actual owner of the number of shares of Common Stock designated by the Committee at the time of the Award.

  (f) The Corporation's obligation to make payments or distributions with respect to Stock Equivalents shall not be funded or secured in any manner.

  (g) Notwithstanding any provision of the Plan to the contrary, a Stock Equivalent Agreement may provide that a Stock Equivalent will become immediately vested and payable, in whole or in part, upon a Change in Control (as defined in Section 6(g)).

  (h) The Committee may prescribe such other terms and conditions applicable to Stock Equivalents granted to a participant under the Plan that are neither inconsistent with nor prohibited by the Plan or any Stock Equivalent Agreement.

11. ADJUSTMENT PROVISIONS.

  (a) The aggregate number of shares of Common Stock with respect to which Awards may be granted, the aggregate number of shares of Common Stock subject to each outstanding Award, and, where applicable, the exercise price per share of each Award, may all be appropriately adjusted as the Board of Directors of the Corporation may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation. Adjustments under this Section 11 shall be made according to the sole discretion of the Board of Directors of the Corporation, and its decision shall be binding and conclusive.

  (b) Notwithstanding any other provisions of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

  (c) If the shares of Common Stock shall be changed into another kind of stock of the Corporation or into securities of another corporation, whether through reorganization, sale of assets, merger, consolidation, or similar transaction, the Corporation shall cause adequate provision to be made whereby participants shall thereafter be entitled to receive, upon distribution of their Awards, the securities that they would have been entitled to receive for shares distributed pursuant to the Plan immediately prior to the effective date of the transaction.

12. NONTRANSFERABILITY. Except as provided below, each Award granted under the Plan to an employee shall not be transferable by him other than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant during employment or prior to the termination, expiration, cancellation or forfeiture of any Award held by him hereunder, each Award theretofore granted to him shall be exercisable or payable to the extent provided therein but no later than five years after his death and then only:

  (a) by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Award shall pass by will or the laws of descent and distribution; and

  (b) to the extent set forth in the Agreement.

  Notwithstanding the foregoing, a Stock Option Agreement for an Award of Stock Options that are not Incentive Stock Options (including a Stock Option Agreement for an Award made prior to the January 1, 1995 effective date of the amendment to this Section 12), may permit the participant who received the Award, at any time prior to his death, to assign all or any portion of the Stock Option granted to him to: (i) his spouse or lineal descendants; (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendants; or (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the participant with respect to the assigned portion of such Stock Option, and such portion of the Stock Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Award, as set forth herein and in the related Stock Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if: (i) the participant does not receive any consideration therefor; and (ii) the assignment is expressly permitted by the applicable Stock Option Agreement (as such Stock Option Agreement may be amended) as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the participant, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

13. OTHER PROVISIONS. Any Award under the Plan shall be subject to other provisions as the Committee determines, including, without limitation, provisions for the installment purchase of Common Stock under Stock options, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of shares acquired under any Award, provisions to comply with Federal and state securities laws, provisions permitting acceleration of exercise in the event of death or disability, understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan, provisions giving the Corporation the right to repurchase shares acquired under any Award in the event the participant elects to dispose of such shares, provisions requiring the achievement of specified performance goals, and provisions permitting acceleration of exercise upon the occurrence of specified events or otherwise in the discretion of the Committee.

14. TAXES. The Corporation shall be entitled, if necessary or desirable, to pay or withhold the amount of any tax attributable to any amounts payable under any benefit after giving the person entitled to receive such amount notice as far in advance as practicable, and the Corporation may defer making payment as to any benefit if any such tax, charge or assessment may be pending until indemnified to its satisfaction. In connection with an Award under the Plan in the form of shares of Common Stock, and in lieu of requiring a participant to make a cash payment to the Corporation in an amount related to the tax resulting from such benefit, the Committee may, in its discretion, provide that, at the participant's election, the tax withholding obligation in connection with such benefit shall be satisfied by the Corporation's withholding a portion of the shares otherwise distributable to the participant or by the participant's delivering to the Corporation the shares previously delivered by the Corporation in respect of such Award, such shares being valued in either event at their fair market value as of the date of such withholding or delivery, as the case may be. Notwithstanding any provision of the Plan to the contrary, (i) a participant's election pursuant to the preceding sentence must be made on or prior to the date as of which income is realized by the participant in connection with such Award and must be irrevocable; and (ii) if the election is made by a participant who is subject to the restrictions of
    Section 16 of the Securities Exchange Act of 1934, then the election must be made in accordance with such restrictions and the restrictions of Rule 16b-3.

15. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Board of Directors of the Corporation may at any time suspend or terminate the Plan or amend the Plan as it deems advisable and in the best interests of the Corporation. No amendment, without approval of the stockholders of the Corporation, shall
    (i) except as provided in Section 11, materially increase the total number of shares that may be issued under the Plan, or increase the amount or type of benefits that may be granted under the Plan, provided that, notwithstanding the foregoing, in no event shall the number of shares issuable under the Plan as Incentive Stock Options exceed 2,500,000, as adjusted pursuant to Section 11; (ii) materially change the class of eligible employees; or (iii) materially increase benefits to any participant who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934. All benefits in effect at the time of termination of the Plan shall remain in effect according to their original terms.

16. NO CONTRACT OF EMPLOYMENT. Neither the adoption of the Plan nor the grant of any Award hereunder shall be deemed to obligate the Corporation or any subsidiary thereof to continue the employment of any participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any participant.

17. STOCKHOLDER APPROVAL. The Plan has been adopted by the Board of Directors of the Corporation as of May 1, 1992, and approved by the stockholders of the Corporation. THE PLAN WAS AMENDED ON FEBRUARY 21, 1995, WITH CERTAIN AMENDMENTS ADOPTED SUBJECT TO APPROVAL BY STOCKHOLDERS OF THE CORPORATION. THESE AMENDMENTS SHALL BE NULL AND VOID IF STOCKHOLDER APPROVAL IS NOT OBTAINED.

18. DURATION OF THE PLAN. This Plan shall be effective for the ten-year period commencing May 1, 1992 and no benefits shall be granted hereunder after April 30, 2002.

19. APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and all Awards hereunder shall be determined in conformity with the laws of the State of Illinois and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

                                Printed on Recycled paper.
                            LOGO

- -------------------------------------------------------------------------------
PROXY CARD                                                           PROXY CARD

                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1995
    VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE THRIFT INCENTIVE TRUST

  The undersigned hereby directs The Northern Trust Company, Trustee of the Thrift Incentive Trust, to vote at the annual meeting of stockholders of Northern Trust Corporation on April 18, 1995, or any adjournment of such meeting, all shares of Common Stock for which the undersigned is entitled to give voting direction on the Proposals more fully described in the proxy statement for the meeting in the manner specified and on any other business properly coming before the meeting:

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES ON THE PROPOSALS
              BY MARKING THE APPROPRIATE SPACES. SEE REVERSE SIDE.

  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE ELECTION OF ALL NOMINEES AND FOR APPROVAL OF THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK
                                      PLAN

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
- ------------------------------------------------------------------------------

     -                                                                   -

                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1. ELECTION OF 15 DIRECTORS. NOMINEES: WORLEY H. CLARK, DOLORES E. CROSS, DAVID
   W. FOX, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, ARDIS KRAINIK, ROBERT D. KREBS, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   For    Withhold    For All
   [_]      [_]         [_]

   (Except Nominee(s) written below)

   ---------------------------------

2. APPROVAL OF THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN

   For    Against    Abstain
   [_]      [_]        [_]

  In its sole discretion, the Trustee is authorized to vote as it shall determine on such other matters as may properly come before the meeting.

  Listed on this card are the number of shares of Common Stock which you are entitled to vote. You may direct the Trustee of the Thrift Incentive Trust to vote all of the shares for which you are entitled to direct the voting at the annual meeting. Please express your choices on the Proposals, date and sign below, and mail this card in the envelope provided.

         Dated __________________________________________________________ ,1995

Signature(s) ___________________________________________________________________

________________________________________________________________________________

DIRECTION TO THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE THRIFT INCENTIVE TRUST, TO VOTE MY SHARE PARTICIPATION.

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

    -                                                                   -

- -------------------------------------------------------------------------------
PROXY CARD                                                            PROXY CARD

                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1995

 VOTING DIRECTION SOLICITED BY THE TRUSTEE OF THE NORTHERN TRUST EMPLOYEE STOCK
                                 OWNERSHIP PLAN

  The undersigned hereby directs NationsBank of Georgia, N.A., Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"), to vote at the annual meeting of stockholders of Northern Trust Corporation on April 18, 1995, or any adjournment of such meeting, all shares of Common Stock that have been allocated to the account of the undersigned on the Proposals more fully described in the proxy statement for the meeting in the manner specified and on any other business properly coming before the meeting:

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES ON THE PROPOSALS
              BY MARKING THE APPROPRIATE SPACES. SEE REVERSE SIDE.

  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE ELECTION OF ALL NOMINEES AND FOR APPROVAL OF THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK
                                      PLAN

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
- -------------------------------------------------------------------------------

     -                                                                   -
                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1. ELECTION OF 15 DIRECTORS. NOMINEES: WORLEY H. CLARK, DOLORES E. CROSS, DAVID
   W. FOX, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, ARDIS KRAINIK, ROBERT D. KREBS, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   For    Withhold    For All
   [_]      [_]         [_]

   (Except Nominee(s) written below)

    --------------------------------

2. APPROVAL OF THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN

   For    Against    Abstain
   [_]      [_]        [_]

   In its sole discretion, the Trustee is authorized to vote as it shall determine on such other matters as may properly come before the meeting.

 Listed on this card are the number of shares of Common Stock allocated to your account. You may direct the Trustee of the ESOP to vote all such shares at the annual meeting. Please express your choices on the Proposals, date and sign below, and mail this card in the envelope provided.

  Unallocated shares and shares for which no direction is received will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility.


         Dated __________________________________________________________ ,1995

Signature(s) ___________________________________________________________________

________________________________________________________________________________

DIRECTION TO NATIONSBANK OF GEORGIA, N.A., AS TRUSTEE OF NORTHERN TRUST EM-PLOYEE STOCK OWNERSHIP TRUST, TO VOTE ALL SHARES FOR WHICH I AM ENTITLED TO GIVE VOTING DIRECTION.
Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

     -                                                                   -

- -------------------------------------------------------------------------------
PROXY CARD                                                           PROXY CARD

                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1995
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Frederick A. Krehbiel, William G. Mitchell and William D. Smithburg, or any of them, with the power of substitution, attorneys and proxies for the undersigned to vote at the annual meeting of stockholders of Northern Trust Corporation on April 18, 1995, or any adjournment of such meeting, all shares of Common Stock which the undersigned is entitled to vote on the Proposals more fully described in the proxy statement for the meeting in the manner specified and on any other business properly coming before the meeting:

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES ON THE PROPOSALS
 BY MARKING THE APPROPRIATE SPACES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY
      SPACE IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE ABOVE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE
                             AND RETURN THIS CARD.

  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE ELECTION OF ALL NOMINEES AND FOR APPROVAL OF THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK
                                      PLAN

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
- -------------------------------------------------------------------------------

     -                                                                   -

                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1. ELECTION OF 15 DIRECTORS. NOMINEES: WORLEY H. CLARK, DOLORES E. CROSS, DAVID
   W. FOX, ROBERT S. HAMADA, BARRY G. HASTINGS, ROBERT A. HELMAN, ARTHUR L. KELLY, ARDIS KRAINIK, ROBERT D. KREBS, FREDERICK A. KREHBIEL, WILLIAM G. MITCHELL, WILLIAM A. OSBORN, HAROLD B. SMITH, WILLIAM D. SMITHBURG, BIDE L. THOMAS

   For    Withhold    For All
   [_]      [_]         [_]

   (Except Nominee(s) written below)

   ---------------------------------

2. APPROVAL OF THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN

   For    Against    Abstain
   [_]      [_]        [_]

  In their sole discretion, the Proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

  This proxy when properly executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, CUMULATIVELY FOR SOME IF THE ABOVE PROXIES SHALL SO DETERMINE AT THEIR SOLE DISCRETION, AND FOR APPROVAL OF THE NORTHERN TRUST CORPORATION AMENDED 1992 INCENTIVE STOCK PLAN.



         Dated __________________________________________________________ ,1995

Signature(s) ___________________________________________________________________

________________________________________________________________________________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of en-tity by authorized person.

    -                                                                     -